UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: March 1, 2019

 (date of earliest event reported)

SELECT INTERIOR CONCEPTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38632	47-4640296
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

400 Galleria Parkway, Suite 1760
Atlanta, Georgia 30339

(Address of principal executive offices)

(888) 701-4737

(Registrant’s telephone number, including area code)

4900 East Hunter Avenue
Anaheim, California 92807

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On March 1, 2019, L.A.R.K. Industries, Inc. (“LARK”), a wholly-owned subsidiary of Select Interior Concepts, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Intown Purchase Agreement”) with Intown Design, Inc., Intown Granite of Charlotte, Inc., and Granitec, LLC, (collectively, “Intown”), and Don Zahnle.  Pursuant to the Intown Purchase Agreement, LARK acquired substantially all of Intown’s assets (the “Intown Acquisition”) for a purchase price of approximately $11 million in cash at closing (subject to post-closing purchase price true-up adjustments), and an earn-out amount based on the achievement of EBITDA thresholds set forth in the Intown Purchase Agreement.

The foregoing summary of the Intown Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Intown Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On March 1, 2019, pursuant to the Intown Purchase Agreement, LARK acquired substantially all of the assets of Intown, an installer of residential and light commercial countertops and cabinets, for approximately $11 million in cash at closing (subject to post-closing purchase price true-up adjustments), and an earn-out amount based on the achievement of EBITDA thresholds set forth in the Intown Purchase Agreement.  As part of the Intown Acquisition, LARK acquired certain tangible and intangible assets of Intown, including certain inventory, fixed assets, intellectual property, and rights under certain contracts, as well as three facilities in Atlanta, Georgia and one in Charlotte, North Carolina, serving both residential and commercial customers in the new construction and repair and remodel end markets.

The foregoing summary of the Intown Acquisition does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Intown Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

On March 5, 2019, the Company issued a press release announcing the consummation of the Intown Acquisition. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01  Financial Statement and Exhibits

(d)

Exhibit	Description

10.1	Asset Purchase Agreement dated March 1, 2019 by and among by and among L.A.R.K. Industries, Inc., Intown Design, Inc., Intown Granite of Charlotte, Inc., Granitec, LLC, and Don Zahnle.
99.1	Press Release, dated March 5, 2019, announcing consummation of the Intown Acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2019	SELECT INTERIOR CONCEPTS, INC.

	By:	/s/ Tyrone Johnson
Name: Tyrone Johnson
Title: Chief Executive Officer